Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The TJX Companies, Inc. of our report dated March 30, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in The TJX Companies, Inc.’s Annual Report on Form 10-K for the year ended January 29, 2022.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 26, 2022

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